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Exhibit (d)(5)

FORM OF STOCK OPTION AGREEMENT

    This Stock Option Agreement ("Agreement") is made and entered into as of [GRANT DATE] (the "Grant Date") by and between Computer Sciences Corporation, a Nevada corporation (the "Company"), and [NAME OF EMPLOYEE], a full-time employee of the Company and/or one or more of its subsidiaries (the "Employee").

    WHEREAS, pursuant to the Company's [NAME OF PLAN] (the "Plan"), the Company desires to grant to the Employee, and the Employee desires to accept, an option to purchase shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock"), upon the terms and conditions set forth herein, which terms and conditions have been approved by the committee of the Board of Directors administering the Plan (the "Committee");

    NOW, THEREFORE, in consideration of the foregoing recital and the covenants set forth herein, the parties hereto hereby agree as follows:

  The Company hereby grants to the Employee, and the Employee hereby accepts, an option to purchase [NUMBER OF SHARES] shares of Common Stock (the "Option Shares") at an exercise price of $[EXERCISE PRICE] per share (the "Exercise Price"), which option shall expire at 5:00 p.m., California time, on [EXPIRATION DATE][ADDITIONAL PROVISION IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - or, if the Employee shall die on or prior to that date, six months after the date of the Employee's death](the "Expiration Date") and shall be subject to all of the terms and conditions set forth in the Plan and this Agreement, including, without limitation, the terms and conditions set forth in Schedule "[NAME OF SCHEDULE]" attached hereto and incorporated herein by this reference (the "Option"). The Option shall not initially be exercisable to purchase any Option Shares; provided, however, that upon

  [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE—the fourth anniversary of the Grant Date, the Option shall become exercisable to purchase ("vest with respect to") all of the Option Shares.]

  [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE—each of the dates indicated below, the Option shall become exercisable to purchase ("vest with respect to") the number of the Option Shares indicated below across from such date:

Number of Option Shares Vesting	Date
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]	]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

EMPLOYEE	Computer Sciences Corporation

[NAME OF EMPLOYEE] ID#: [TAX ID NUMBER]	By	[Van B. Honeycutt] [Chairman and Chief Executive Officer]
Grant # [GRANT #]	By	[Leon J. Level] [Vice President and Chief Financial Officer]

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FORM OF STOCK OPTION AGREEMENT